UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2014

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue

38th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with Mr. Brian Ferdinand’s resignation as a director and employee of Liquid Holdings Group, Inc. (the “Company”), described in Item 5.02(b), and the termination of his Amended and Restated Executive Employment Agreement, dated as of June 11, 2013 (the “Employment Agreement”), described in Item 1.02, Mr. Ferdinand and the Company have agreed to enter into a two-year consulting agreement (the “Consulting Agreement”) with an entity controlled by Mr. Ferdinand, Ferdinand Trading, LLC. Pursuant to the Consulting Agreement, Ferdinand Trading will make Mr. Ferdinand available to the Company to provide the services requested of him, which are expected to include assisting with business development efforts; developing strategy for product development, marketing, partnerships and mergers and acquisitions; and providing support to the sales and marketing team, including client introduction. The Company will pay a fee of $450,000 per year. A copy of the Consulting Agreement is attached hereto as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

The above description of the material terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1.

Also in connection with his resignation as a director and employee, Mr. Ferdinand and a number of entities controlled by him (collectively, the “Ferdinand Entities”) have entered into a lock-up agreement (the “Lock-up Agreement”) with the Company in respect of their shares of the Company’s common stock. Pursuant to the terms of that agreement, Mr. Ferdinand and the Ferdinand Entities have agreed with the Company that, without the Company’s prior written consent and in each case subject to certain exceptions, during the period beginning on April 18, 2014 through and including April 17, 2015, they will not sell the 5,214,647 shares of the Company’s common stock that they own, representing approximately 21% of the Company’s issued and outstanding common stock. A copy of the Lock-up Agreement is attached hereto as Exhibit 99.2 and is incorporated into this Item 1.01 by reference.

The above description of the material terms of the Lock-up Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.2.

The information contained in Item 1.02 and Item 5.02(b) is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with Mr. Brian Ferdinand’s resignation as a director and employee of Liquid Holdings Group, Inc. (the “Company”), he and the Company have entered into a separation agreement and release (the “Separation Agreement”) pursuant to which the Company agreed to enter into a Consulting Agreement on the terms described in Item 1.01 and to reimburse Mr. Ferdinand for his health insurance premiums for up to eighteen (18) months, and Mr. Ferdinand agrees to enter into a Lock-up Agreement on the terms described in Item 1.01. Mr. Ferdinand also retains his previously issued restricted stock unit award, in accordance with its terms. All of the Company’s remaining obligations under Mr. Ferdinand’s Amended and Restated Executive Employment Agreement, dated as of June 11, 2013 are terminated, and the parties have entered into a mutual release of claims arising out of Mr. Ferdinand’s employment relationship with the Company.

The information contained in Item 1.01 and Item 5.02(b) is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

(b)	On April 18, 2014, Mr. Brian Ferdinand tendered his resignation as Vice Chairman and a member of the Board of Directors (the “Board”) of Liquid Holdings Group, Inc. (the “Company”). He also resigned from his position as the Company’s Head of Corporate Strategy. Mr. Ferdinand’s resignation was not due to any disagreement with the Company, the Board or the Company’s management.

A copy of the Company’s press release dated April 21, 2014 announcing the resignation of Mr. Ferdinand is attached hereto as Exhibit 99.3 and is incorporated into this Item 5.02 by reference.

(e)	For a discussion of the Separation Agreement, Consulting Agreement and other contractual and compensatory arrangements relating to Mr. Ferdinand’s resignation, see the discussions in Item 1.01 and Item 1.02, which discussions are incorporated into this Item 5.02(e) by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Consulting Agreement dated April 21, 2014 between Ferdinand Trading LLC and Liquid Holdings Group, Inc.
99.2	Lock-up Agreement dated April 18, 2014 in favor of Liquid Holdings Group, Inc.
99.3	Press release dated April 21, 2014 issued by Liquid Holdings Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

	By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer
Date: April 21, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consulting Agreement dated April 21, 2014 between Ferdinand Trading LLC and Liquid Holdings Group, Inc.

99.2	Lock-up Agreement dated April 18, 2014 in favor of Liquid Holdings Group, Inc.

99.3	Press release dated April 21, 2014 issued by Liquid Holdings Group, Inc.